UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2014

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

888 Seventh Avenue, New York, New York		10106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 13, 2014, Loral Space & Communications Inc. ("Loral" or the "Company"), Loral’s former subsidiary, Space Systems/Loral, LLC ("SSL"), and ViaSat, Inc. ("ViaSat") filed post-trial motions in ViaSat’s breach of contract and patent infringement lawsuit against Loral and SSL (the "ViaSat Suit").

Loral and SSL filed several joint post-trial motions seeking entry of a judgment by the trial court as a matter of law that the patents asserted by ViaSat in the ViaSat Suit are invalid. SSL filed several post-trial motions seeking a judgment by the trial court as a matter of law that the jury’s damages award should be vacated in its totality or at the very least reduced and that SSL did not infringe the asserted patents or breach any contracts with ViaSat. SSL also filed a motion seeking a new trial.

ViaSat filed post-trial motions against SSL seeking: an injunction to prevent the manufacture and sale by SSL of additional satellites that are identical to or no more than colorably different from Hughes’ Jupiter-1 satellite found by the jury to infringe ViaSat’s patents and to enjoin the continued use and/or disclosure by SSL of ViaSat’s contractually protected technologies; an award of pre- and post-judgment interest against SSL, with pre-judgment interest asserted by ViaSat to be $41.1 million; and judgment by the trial court as a matter of law that SSL infringed one of ViaSat’s patents through its manufacture and sale of satellites to a customer where the jury did not find infringement. Loral, by virtue of the Assumption of the Defense (defined below), intends vigorously to oppose the post-trial motions filed by ViaSat. ViaSat did not file any post-trial motions with respect to the jury’s finding that Loral was not liable for either patent infringement or breach of contract.

Under the terms of the purchase agreement pursuant to which Loral sold SSL to MacDonald, Dettwiler and Associates Ltd. in 2012, Loral has assumed the defense of the ViaSat Suit (the "Assumption of the Defense") and is obligated to indemnify SSL for certain damages arising out of the ViaSat Suit, after a final non-appealable judgment has been entered, including all damages awarded in such final and nonappealable order and costs to SSL resulting from any injunction that may be granted such as remediation and modification costs with respect to satellites being constructed. Under the terms of the purchase agreement, following a change of control of Loral, the indemnification liability of Loral for damages in the ViaSat Suit is subject to a $200 million cap.

The date for the hearing on the post-trial motions previously scheduled for July 22, 2014 has been changed, and the hearing is currently scheduled for August 7, 2014.

In the event that Loral’s and SSL’s post-trial motions are denied, or if ViaSat’s post-trial motions are granted, and judgment is ultimately entered by the trial court against SSL, Loral, by virtue of the Assumption of the Defense, intends to appeal the judgment on behalf of SSL. There can be no assurance that any of Loral’s or SSL’s post-trial motions or appeals will be successful with respect to reversing the verdict, reducing all or a portion of the damages awarded against SSL or obtaining a new trial. In addition, there can be no assurance that ViaSat will not be successful in obtaining an injunction against SSL which may result in indemnifiable damages above and beyond the jury’s verdict and which may be material.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 19, 2014	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary